                                    NPD, INC.
                              215 Centra Northwest
                                    Suite 3B
                              Albuquerque, NM 87102




                                January 15, 1997



Casino-Co Corporation
2805 Ashworth Circle
Las Vegas, Nevada  89107

                  Re:      Option on Brennan Shares

Gentlemen:

                  NPD, Inc. ("NPD") has entered into a Stock Purchase Agreement dated December 5, 1996, as amended (the "Purchase Agreement"), with Robert E. Brennan ("Seller") pursuant to which the Purchaser has agreed to purchase from the Seller 2,904,016 shares of the common stock, par value $2.00 per share, of International Thoroughbred Breeders, Inc. ("ITB") (the "Shares") for an aggregate purchase price of $11,616,064.

                  In consideration for AutoLend Group, Inc. ("AutoLend") making a loan to NPD in the amount of $2,904,016, NPD granted to AutoLend an option (the "Option") to purchase the Shares under the terms and subject to the conditions set forth in the Option Agreement between NPD and AutoLend dated December 5, 1996, a copy of which is attached hereto as Annex "A" and incorporated herein by reference )(the "Option Agreement").

                  On January 13, 1997, the United States Bankruptcy Court for the District of New Mexico, before which proceedings are pending relating to AutoLend as debtor, issued a Temporary Restraining Order the effect of which is to prevent AutoLend from making the aforementioned loan to NPD. Consequently, due to the lack of consideration for the Option, NPD has terminated the Option Agreement with AutoLend.

                  In consideration for Casino-Co Corporation ("Casino-Co") making a loan to NPD in the amount of $2,904,016.00, pursuant to the terms of a Loan Agreement dated of even date herewith between NPD and Casino-Co (the "Loan Agreement"), NPD hereby grants to Casino-Co the Option, on the same terms and subject to the same conditions set forth in the attached Option Agreement; provided, however, that the Option Agreement shall automatically terminate and be of no force and effect if AutoLend repays in full all

                                                    - 32 -
T:\DSL\GUARANTY.PV2
                                                     - 32 -
amounts due and owing Casino-Co from NPD under the Loan Agreement and related Secured Promissory Note within twenty (20) days from the date hereof; and, provided, further, however, that notwithstanding the foregoing or anything else contained herein, (i) the Option shall not become exercisable unless and until the parties and the grant of the Option to Casino-Co have received all required consents and approvals, including, without limitation, the approvals of Robert
E. Brennan ("Brennan") and the United States Bankruptcy Court for the District of New Jersey, before which certain proceedings involving Brennan, as debtor-in-possession, are pending, and (ii) should such required consents and approvals not be obtained, then the grant of the Option to Casino-Co shall be rescinded and shall be deemed to be void ab initio, it being the intention of the parties that neither the grant of the Option to Casino-Co nor any other action taken pursuant to or in connection with the Loan Agreement shall constitute a breach or violation of Loan Documents, the Purchase Agreement or any order, decree, document or instrument related thereto. NPD and Casino-Co agree to use their best efforts to obtain all such necessary consents and approvals.

                  If the foregoing collectively represents the understanding of Casino-Co with respect to the grant of the Option, kindly execute a copy of this letter where indicated below and return the executed copy to the undersigned, whereupon this letter agreement shall become a valid and binding obligation of the parties and shall inure to the benefit of the respective successors and assigns.

                                   Sincerely,

                                    NPD, Inc.



                                                     BY:  Nunzio P. DeSantis
                                                              Chairman

NPD
Agreed and Accepted:

CASINO-CO CORPORATION



By:
Title:

Dated:


                                                    - 33 -
T:\DSL\GUARANTY.PV2
                                                     - 33 -